                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the inclusion of our reports dated February 15, 1996 (except for Note 15, as to which the date is April 29, 1996) in the Registration Statement (Form S-4) and related Prospectus of Imo Industries Inc. dated June 28, 1996 for the registration of $155,000,000 of 11 3/4% Senior Subordinated Notes Due 2006.


                                          /s/  ERNST & YOUNG LLP
                                          ERNST & YOUNG LLP

Princeton, New Jersey

June 28, 1996